Exhibit 99.1
NEWS RELEASE

Media Contact:	Paty Ortega Mitchell
Sempra International
(866) 257-1298
press@sempraglobal.com

Financial Contact:	Patrick Billings
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY’S IENOVA UNIT
ANNOUNCES PRICING OF COMMON STOCK
FOLLOW-ON OFFERING

SAN DIEGO, Oct. 14, 2016 -- Sempra Energy (NYSE: SRE) today announced that its Mexican subsidiary, Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) (BMV: IENOVA), has priced its international private offering and its concurrent public offering in Mexico of 344,932,264 shares of Class II, Single Series, common stock, at an offering price of 80.00 pesos per share, which is equivalent to approximately US$4.22 per share based on an exchange rate of 18.9622 pesos to US$1.00 as of Oct. 13, 2016 as published by Banco de México.
The net proceeds from the offerings are estimated to be approximately 27.12 billion pesos (US$1.43 billion, based on the above exchange rate), and after deducting underwriting discounts, commissions and estimated offering expenses payable by IEnova, and prior to any exercise of the 30-day overallotment option.  Settlement of the offerings is expected to occur on Oct. 19, 2016, subject to the completion of customary closing conditions.
IEnova expects to use the net proceeds from the offerings for repayment of Sempra Energy’s bridge financing of the recent purchase of PEMEX’s 50-percent stake in Gasoductos de Chihuahua; funding a portion of the potential acquisition of the Ventika windfarms; capital expenditures; and general corporate purposes.
The initial purchasers in the private offering and the underwriters in the Mexican public offering have been granted a 30-day option to purchase up to an additional 35,067,736 shares of common stock at the offering price, less the underwriting discount, to cover overallotments, if any.  The aggregate shares of common stock to be sold in the follow-on offerings represent approximately 23.0 percent of IEnova’s outstanding shares (and approximately 24.8 percent of IEnova’s shares if the 30-day overallotment option is exercised in full).
Through a wholly owned subsidiary, Sempra Energy agreed to purchase approximately US$350.70 million of common stock in the offerings.  Immediately following the closing of the offerings, Sempra Energy will own approximately 68.0 percent of

IEnova’s outstanding shares (and approximately 66.4 percent of IEnova’s outstanding shares if the 30-day overallotment option is exercised in full).
The private offering is exempt from registration under the U.S. Securities Act of 1933, as amended (the Securities Act).  The shares in the private offering will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the U.S., in accordance with Regulation S under the Securities Act.  The shares have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the shares of IEnova and is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words like “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “intends,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “potential,” “possible,” “proposed,” “target,” “pursue,” “goals,” “outlook,” “maintain,” or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.
Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative, legal and regulatory conditions, decisions and developments; actions and the timing of actions, including general rate case decisions, new regulations, issuances of permits to construct, operate and maintain facilities and equipment and to use land, franchise agreements and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, California Energy Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, California Air Resources Board, South Coast Air Quality Management District, Los Angeles County Department of Public Health, Mexican Competition Commission, states, cities and counties, and other regulatory and governmental bodies in the countries in which we operate; the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining, maintaining or extending permits, licenses, certificates and other authorizations on a timely basis, risks in obtaining the consent of our partners, and risks in obtaining adequate and competitive financing for such projects; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers, and delays in, or disallowance or denial of, regulatory agency authorization to recover costs in rates from customers; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the North American transmission grid, moratoriums on the ability to withdraw natural gas from or inject natural gas into storage facilities, pipeline explosions and equipment failures; energy markets; the timing and extent of changes and volatility in commodity prices; the impact on the value of our natural gas storage and related assets and our investments from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for natural gas storage services; risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest, and risks that our partners or counterparties will be unable (due to liquidity issues, bankruptcy or otherwise) or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, catastrophic accidents, equipment failures, terrorist attacks and other events that may disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers; cybersecurity threats to the energy grid, natural gas storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; failure to obtain regulatory approval for projects required to enhance safety and reliability; the ability to win competitively bid infrastructure projects against a number of strong competitors willing to aggressively bid for these projects; capital markets conditions, including the availability of credit and liquidity of our investments, and inflation, interest and currency exchange rates; disallowance of regulatory assets associated with, or decommissioning costs of, the San Onofre Nuclear Generating Station facility due to increased regulatory oversight, including motions to modify settlements; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company’s (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources and increased reliance on natural gas and natural gas transmission systems; the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system; the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements due to insufficient market interest, unattractive pricing or other factors; and other uncertainties, all of which are difficult to predict and many of which are beyond our control.
These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.
Sempra International, LLC, Sempra U.S. Gas & Power, LLC, and Sempra Partners, LP, are not the same companies as the California utilities, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra International, LLC, Sempra U.S. Gas & Power, LLC, and Sempra Partners, LP, are not regulated by the California Public Utilities Commission. Sempra International’s underlying entities include Sempra Mexico and Sempra South American Utilities. Sempra U.S. Gas & Power’s underlying entities include Sempra Renewables and Sempra Natural Gas.